UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2025
OraSure Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-882-1820
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mara G. Aspinall; Appointment of John P. Kenny as Chair of the Board

On October 28, 2025, Mara G. Aspinall notified the board of directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) of her decision to resign from her position as director, including her position as chair of the Board, effective immediately. Ms. Aspinall’s resignation is not due to any dispute or disagreement with the Board, the Company or its management.

The Board thanks Ms. Aspinall for her years of service and contributions to the Company.

The Board has appointed John P. Kenny, a current member of the Board, as chair of the Board.

Appointment of Steven Boyd as Class II Director

On October 28, 2025, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Steven Boyd as a new member of the Board, effective as of October 28, 2025 (the “Effective Date”). Mr. Boyd will serve as a Class II director of the Company, with an initial term expiring at the Company’s 2026 Annual Meeting of Stockholders, or until his earlier resignation, death or removal, and will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

The Board has determined that Mr. Boyd qualifies as an independent director under the rules of the Nasdaq Stock Market LLC and as defined by Rule 10A-3 under the Securities and Exchange Act of 1934, as amended.

Mr. Boyd will participate in the Company’s Non-Employee Director Compensation Policy (the “Policy”). A description of the Policy is set forth in the section entitled “Director Compensation,” in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 4, 2025.

Pursuant to the Policy and the Company’s Stock Award Plan, on the Effective Date, Mr. Boyd will be granted an initial equity award of time-vested restricted shares of the Company’s common stock having an aggregate value of $100,000. The foregoing grant will vest two years following the date of grant, and will be subject to the terms of the Company’s Stock Award Plan and the award agreements thereunder.

There are no arrangements or understandings between either Mr. Boyd and any other person pursuant to which he was selected as a director of the Company. Mr. Boyd does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Mr. Boyd has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: October 28, 2025	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer